REGISTRATION RIGHTS AGREEMENT
                           -----------------------------

     This Registration Rights Agreement (the "Agreement") is entered into as of the 30th day of January, 1997, by and between Huntco Inc., a Missouri corporation ("Huntco") and Coil-Tec, Inc. ("Coil-Tec"), an Alabama corporation.

     WHEREAS, Huntco and Coil-Tec are parties to that certain Asset Purchase Agreement dated as of even date to which Huntco Steel, Inc., Huntco's indirect, wholly-owned subsidiary and ARBED Americas, Inc., the majority shareholder of Coil-Tec, are also parties (the "Asset Purchase Agreement"), pursuant to which, inter alia, (i) Huntco shall issue and sell to Coil-Tec and Coil-Tec shall purchase from Huntco, Two Hundred and Twenty-Five Thousand (225,000) shares of Huntco's Series A Preferred Stock having a par value of $.01 per share and a liquidation value of Twenty Dollars ($20.00) per share (the "Series A Preferred Stock"), and (ii) Huntco has agreed to grant certain registration rights with respect to the Two Hundred and Twenty-Five Thousand shares of Huntco's Class A Common Stock having a par value of $.01 per share (the "Class A Common Stock") into which the Series A Preferred Stock is convertible, pursuant to the terms and conditions set forth in this Agreement.


1. DEFINITIONS. Unless otherwise defined herein, the capitalized terms shall have the meanings ascribed to them below.

     (a) "Affiliate" means an entity which, directly or indirectly, owns or controls, is owned or is controlled by or is under common ownership or control with another entity.

     (b) "Asset Purchase Agreement" has the meaning ascribed to it in the recital.

     (c) "Class A Common Stock" has the meaning ascribed to it in the recital, as well as, where applicable, any securities resulting from a reclassification thereof.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     (e) "Holder" means Coil-Tec and any of its Affiliates or assignees then holding Registrable Securities who have agreed to be bound by the obligations imposed on such persons or entities in accordance with Section 10(g) hereof, unless the context clearly implies otherwise.

     (f) "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or other agency or political subdivision thereof, or other entity.

     (g)     "Piggyback Notice" has the meaning ascribed to it in Section
2(a)(i).

     (h)     "Piggyback Registration" has the meaning ascribed to it in
Section 2(a).

     (i) "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including any post-effective amendments, and all material incorporated or deemed to be incorporated by reference in such prospectus.

     (j) "Registrable Securities" means all shares of Class A Common Stock held by a Holder upon the conversion of its Series A Preferred Stock into Class A Common Stock pursuant to the terms of the Certificate of Designation by which the Series A Preferred Stock was created, until the earlier of the time (i) the rights, duties and obligations of each of the parties hereto shall be satisfied or discharged or (ii) this Agreement shall otherwise expire pursuant to its terms.

     (k) "Registration Statement" means any registration statement of Huntco filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus relating thereto and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated or deemed to be incorporated by reference in such registration statement.

     (l) "SEC" means the Securities and Exchange Commission or any successor thereto.

     (m) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     (n) "Series A Preferred Stock" has the meaning ascribed to it in the recital.

     (o)     "Termination Date" has the meaning set forth in Section 2(a).


2.   PIGGYBACK REGISTRATION.

     (a) If at any time from the date hereof but prior to the third anniversary thereafter (the "Termination Date"), Huntco shall determine to register any of its Class A Common Stock (or any security resulting from a reclassification thereof), either for its own account or the account of one or more holders of the Class A Common Stock, other than a registration relating solely to employee benefit plans, incentive stock option or similar plans, on Form S-8 or a registration on Form S-4, relating to an SEC Rule 145 transaction, Huntco will:

          (i) promptly give to Holder written notice of its registration intent (the "Piggyback Notice"); and

          (ii) include in such registration and in any underwriting involved therein, all or such portion of the Registrable Securities held by Holder, as specified in a written request or requests (the "Request for Registration"), made within twenty (20) business days after receipt of the Piggyback Notice by Holder, except as set forth in Section 2(b) below ("Piggyback Registration").

     (b) If a registration for which Huntco gives a Piggyback Notice is for a registered public offering involving an underwriting, Huntco shall so advise Holder in the Piggyback Notice. In such event, the right of Holder to registration of its Registrable Securities pursuant to this Section 2(b) shall be conditioned upon Holder's participation in such underwriting and the inclusion of Holder's Registrable Securities in the underwriting to the extent provided herein. If Holder proposes to distribute its Registrable Securities through such underwriting, it shall, together with Huntco and the other Persons distributing their securities through such underwriting, enter into an underwriting agreement in customary and reasonable form with the underwriter or underwriters selected for such underwriting by Huntco. Notwithstanding any other provision of this Section 2(b), if the managing underwriters of such offering inform Huntco in writing that it is their opinion that the total number of shares of Class A Common Stock which Holder, Huntco and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the accounts of Holder and for the accounts of all other Persons other than Huntco (assuming Huntco is itself participating in the public offering), shall be reduced or limited pro rata in proportion to the respective number of shares of Class A Common Stock requested to be registered by Holder and all such other Persons, to the extent necessary to reduce the total number of shares of Class A Common Stock requested to be included in such offering to the number of shares, recommended for inclusion by such managing underwriters. No securities excluded from the underwriting by reason of the recommendation of the managing underwriters shall be included in such registration. If Holder disapproves of the terms of the underwriting, Holder may elect to withdraw therefrom by written notice to Huntco and the managing underwriters, and the Registrable Securities so withdrawn shall also be withdrawn from registration. Huntco shall not be required to maintain the effectiveness of any Registration Statement with respect to a Piggyback Registration beyond the earlier of one hundred twenty
(120) days after the effective date thereof or consummation of the distribution by Huntco of the Class A Common Stock included by it in such Registration Statement. Huntco shall select the managing underwriter, if any, for any Piggyback Registration.


3.   RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES.

     Holder agrees, if requested (pursuant to a timely written notice and only if all other Persons (other than Huntco) participating in such registration are required to enter into similar agreements with no less restrictive provisions) by the managing underwriter or underwriters in connection with a Piggyback Registration, not to effect any public sale or distribution of any of the Registrable Securities held by Holder, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten offering), without the consent of the managing underwriter or underwriters, during the period beginning ten (10) days prior to, and ending up to, but not more than, one hundred eighty (180) days after, the closing date of each offering made pursuant to any such Piggyback Registration.


4.   REGISTRATION PROCEDURES.

     In connection with a registration to which Huntco's Piggyback Registration obligations pursuant to Section 2 hereof apply, Huntco shall use commercially reasonable efforts to effect such registration in accordance with the intended method or methods of disposition thereof, and pursuant thereto Huntco shall promptly:

     (a) Notify the selling Holder, and, if requested by such Holder, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose,
(iv) if at any time the representations and warranties of Huntco contained in any agreement (including any underwriting agreement) contemplated by Section 4(g) below cease to be true and correct in any material respect, (v) of the happening of any event which makes any statement made in such Registration Statement or a related Prospectus or any document incorporated or deemed incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading and (vi) of Huntco's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

     (b) Use reasonable efforts promptly to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement.

     (c) Furnish to the selling Holder a reasonable number of conformed copies of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by Holder or counsel for Holder).

     (d) Deliver to the selling Holder such number of copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each form of prospectus) and each amendment or supplement thereto as Holder may reasonably request; and Huntco hereby consents to the use of such Prospectus or each amendment or supplement thereto by Holder, to the extent such use is required or permitted by law, in connection with the offering and sale of Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

     (e) Cooperate with the selling Holder and the managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company; and to facilitate the registration of such Registrable Securities in such names as the managing underwriters or Holder may request at least two (2) business days prior to any sale of Registrable Securities.

     (f) Upon occurrence of any event contemplated by Section 4(a)(ii), 4(a)(iv), 4(a)(v) and 4(a)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     Holder agrees that, upon receipt of any written notice from Huntco of the happening of any event of the kind described in Section 4(a)(ii) through 4(a)(vi) hereof, Holder shall forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by this Section 4(f), or until it is advised in writing by Huntco that the use of the applicable Prospectus in all jurisdictions may be resumed and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. In such event, the period during which Huntco is required pursuant to the terms hereof to maintain the effectiveness of a Registration Statement filed pursuant to a Piggyback Registration shall be extended by a period equal to the period during which Holder is required to discontinue disposition of Registrable Securities. Holder agrees that upon receipt of any amended or supplemental Prospectus, Holder shall dispose of, or if requested in writing by Huntco, return to Huntco any and all copies of the Prospectus which are then remaining in the possession of Holder and which Huntco has requested Holder cease distributing.

     (g) Enter into such agreements reasonably requested (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings and is reasonably satisfactory to Huntco) and take all such other customary and reasonable actions in connection therewith (including those reasonably requested by the managing underwriters or Holder) in order to expedite or facilitate the disposition of such Registrable Securities.

     (h) In connection with the preparation of such Registration Statement, make available for inspection by a representative or representatives, as the case may be, of Holder and any attorney or accountant retained by the underwriter, at the offices where normally kept, during normal business hours upon prior written notice, all financial and other records and pertinent corporate documents of or pertaining to Huntco and its Affiliates, and cause the officers, directors and employees of Huntco and its Affiliates to supply all information in each case reasonably requested by such representative, underwriter, attorney or accountant; provided, however, that all such information shall be kept confidential by such Persons and their designees unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, after consultation with counsel to Huntco, is required by law or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. Without limiting the foregoing, no such information shall be used by such Person in connection with any market transactions in securities of Huntco or its Affiliates in violation of the law.

     (i) Comply in all material respects with all applicable rules and regulations of the SEC and applicable state securities law authorities.


     (j) Cause all Registerable Securities covered by such Registration Statement to be listed on each securities exchange on which securities of the same class are then listed.


5.   INFORMATION FROM HOLDER.

     Huntco may require Holder during a Piggyback Registration to furnish to Huntco such information regarding Holder and the distribution of such Registrable Securities as Huntco may, from time to time, reasonably request in writing and which is required in connection with any Registration, and Huntco may exclude from such Piggyback Registration the Registrable Securities of Holder if it fails to furnish such reasonably requested information within a reasonable time after receiving such request and in such event Huntco shall have no further obligations under this Agreement.


6.   UNDERWRITTEN REGISTRATIONS.

     Holder may not participate in any registration hereunder unless Holder
(i) agrees to sell Holder's Registrable Securities on the basis provided in the applicable underwriting arrangements, if any, containing customary terms (applicable to all participants in such registration other than Huntco) negotiated in good faith by Huntco and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required of all participants in such registration other than Huntco, under the terms of such underwriting arrangements.


7.   REGISTRATION EXPENSES.

     Huntco will pay all of the expenses in connection with the registration of Registrable Securities including printing costs, listing fees, accounting fees and the fees and expenses of its counsel, and Holder shall pay the fees and expenses of its counsel, and all registration and filing fees and expenses and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Holder's Registrable Securities pursuant to any Registration Statement filed pursuant to Section 2 hereof. In connection with the registration of Registrable Securities, Holder, its Affiliates and all assignees or transferees of Holder shall be required to designate one counsel to represent collectively the interests of all such parties in such registration.


8.   INDEMNIFICATION.

     (a) Indemnification by Huntco. Huntco shall, without limitation as to time or amount, indemnify and hold harmless, to the full extent permitted by law, Holder and each of Holder's stockholders, directors, officers, employees, agents, partners and Affiliates, from and against any and all losses, claims, damages, liabilities (joint or several), costs (including, without limitation, reasonable attorney's fees) and expenses (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus incident to any such registration or qualification, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are based upon information furnished in writing to Huntco by Holder or any underwriter specifically for use therein; provided, however, that Huntco shall not be liable for any Losses to the extent such Losses arise out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) the Prospectus is not being distributed by an underwriter and Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by Holder to the Person asserting the claim from which such Losses arise and (ii) the Prospectus would have contained information correcting such untrue statement or such omission; and provided further, that Huntco shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or omission in the Prospectus, if (x) such untrue statement or omission is corrected in an amendment or supplement to the Prospectus, and
(y) having previously been furnished by or on behalf of Huntco with copies of the Prospectus as so amended or supplemented, Holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the Person asserting the claims from which such Losses arise and the result of such correction, amendment or supplement would have been no liability with respect to Holder.

     (b) Indemnification by Holder. In connection with any Registration Statement pursuant to which Holder is selling Registrable Securities, Holder shall furnish to Huntco such information as Huntco reasonably requests in writing and which is required in connection with any Registration Statement or Prospectus and Holder agrees, without limitation as to time, severally and not jointly, to indemnify and hold harmless to the full extent permitted by law, Huntco, and each of Huntco's stockholders, directors, officers, employees, agents, partners and affiliates, from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto incident to any such registration or qualification, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by Holder to Huntco specifically for use in such Registration Statement or Prospectus, but only to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions by Holder were not based on the authority of an expert as to which Holder had no reasonable ground to believe, and did not believe, that the statements made based on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provision, Holder shall not be required to pay under such provisions an amount in excess of the proceeds received by Holder in payment of the Registrable Securities sold by Holder pursuant to the Registration Statement. Huntco shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution to the same extent as is provided above with respect to information so furnished by such Persons for use in any Prospectus or Registration Statement.

     (c) Conduct of Indemnification Proceedings. Any Person claiming a right to indemnity under this Agreement (an "indemnified party") shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, acknowledging the indemnifying party's obligation to provide indemnification with respect to such claim based upon the facts known to the indemnifying party at such time, to assume, at the indemnifying party's expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that under such circumstances an indemnified party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (1) the indemnifying party agrees to pay such fees and expenses; or (2) the indemnifying party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; or (3) the indemnified party shall have been advised by counsel that there may be one or more material defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof, it being understood, however, that the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent and the consent of the indemnified party (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

     (d)     Contribution.  If the indemnification provided for in this
Section 8 is insufficient or legally unavailable to an indemnified party in respect of any Losses (or actions in respect thereof) referred to in this
Section 8, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each indemnified and indemnifying party from the offering of Class A Common Stock pursuant to a Piggyback Registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable to such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of each indemnified and indemnifying party in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as other relevant equitable considerations. The relative benefits received by, as applicable, each indemnified and indemnifying party shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by each indemnified and indemnifying party, respectively, bear to the total net proceeds from the offering (before deducting expenses). The relative fault of a party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other relevant factors. Huntco and Holder agree that it would not be just and equitable if contributions pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection. The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the above provisions, Holder shall not be required to contribute any amount in connection with any Registration Statement in excess of the proceeds received by Holder pursuant to such Registration Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of Huntco and Holder under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement and otherwise.

     (f) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.


9. TERM OF AGREEMENT. This Agreement shall become effective as of the date hereof and shall continue until the Termination Date. All indemnification obligations set forth in Section 8 of this Agreement shall survive the expiration or termination of this Agreement.


10.  MISCELLANEOUS.

     (a) All notices, consents, elections and directions required or permitted under this Agreement (collectively "Notices") shall be given in writing by registered or certified mail, postage prepaid, or by facsimile.
Any such notice shall be deemed given when so transmitted by facsimile if followed by confirmation in the United States mails of a copy thereof; or, if mailed, four (4) days after the date of deposit in the United States mails and addressed as follows:

     If to Holder:

          Coil-Tec, Inc.
          c/o Skyline Steel Corp.
          8 Woodhollow Road
          Parsippany, New Jersey  07054
          Attn: Richard W. Lieb
          Fax:  (201) 428-8093

     If to Huntco:

          Huntco Inc.
          14323 South Outer Forty, Suite 600 N.
          Chesterfield, Missouri 63017
          Attention:  Robert J. Marischen
          Fax:  (314) 878-4537

or in either case to such other address as hereafter may be furnished in writing by any party to the other parties.

     (b) This Agreement shall be governed by and construed under the internal laws, but not the conflict of law principles, of the State of Missouri.

     (c) This Agreement, the Asset Purchase Agreement and the Certificate of Designation setting forth the rights and privileges with respect to the Series A Preferred Stock (the "Certificate of Designation") constitute the full and entire understanding and agreement between the parties with respect to registration rights. This Agreement may be amended, waived, discharged or terminated only by written consent of Huntco and Holder. Effective upon the Closing of the Asset Purchase Agreement, and subject only to the conditions set forth therein, all provisions relating to the granting of registration rights and covenants made by Huntco and Holder shall be contained in this Agreement and the Certificate of Designation. The registration rights and covenants provided herein, in the Certificate of Designation and in the Asset Purchase Agreement set forth the sole and entire agreement between Huntco and Holder on the subject matter and supersede any and all registration rights granted or registration covenants made under any other agreement.

     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     (f) The captions and headings to Sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or interpretation of this Agreement.

     (g) The rights to cause Huntco to register the Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its Affiliates or to one or more transferees or assignees of not less than twenty-five percent of all Registrable Securities acquired by the Holder pursuant to the Asset Purchase Agreement, provided that such transferee or assignee delivers to Huntco a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto. Each Holder shall give prompt written notice to Huntco of any assignment under this Section 10(g). Notice of any assignment shall include the notice information for the assignee.

     (h) Reports under the Exchange Act. With a view to making available to Coil-Tec or its Affiliates the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit Coil-Tec or its Affiliates to sell securities of Huntco to the public without registration, for so long as the shares of Series A Preferred Stock owned by Coil-Tec or its Affiliates bear any restrictive legend, Huntco agrees to:

          (i) use diligent efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times.

          (ii) use diligent efforts to file with the SEC in a timely manner all reports and other documents required of Huntco under the Exchange Act; and

          (iii) furnish to Coil-Tec and its Affiliates, so long as Coil-Tec or any such Affiliate owns any Series A Preferred Stock, forthwith upon request (x) a copy of the most recent annual report of Huntco and such other reports and documents distributed by Huntco to the holders of Class A Common Stock generally, and (y) such other information as may be reasonably requested in availing Coil-Tec or its Affiliates of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
     IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.


HUNTCO INC.                               COIL-TEC, INC.


By:   /s/ Robert J. Marischen             By:      /s/ Richard W. Lieb
   -----------------------------              -------------------------------
Print Name: Robert J. Marischen           Name:   Richard W. Lieb
Title:      Vice Chairman                 Title:  Vice President of Finance